Exhibit 10.2

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of July 6, 2007 (this "Agreement"), between David F. Ruppen and Mary Carol Ruppen (the "Seller") and Irina Goldman, President of the Purchaser, Avenue South Ltd., a Nevada C Corporation (the "Purchaser").

BACKGROUND

The Seller is authorized to issue 10 shares of common stock, no par value per share, of AVENUE SOUTH INC., a North Carolina corporation (the "Company"),. The Purchaser desires to purchase 1 share (the "Shares"), that constitutes all of the issued and outstanding capital stock of the Company and the Seller desires to sell the Shares to the Purchaser, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the Purchaser and the Seller hereby agree as follows:

1. Sale of Shares; Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Shares from the Seller, and the Seller agrees to sell the Shares to the Purchaser, for a purchase price per share of $10,000, for an aggregate purchase price of Ten Thousand Dollars ($10,000) (the "Purchase Price").

2. Closing.

(a) At the Closing ("Closing Date"), the Purchaser shall take a 100% interest in the total shares outstanding in South Avenue, Inc. The Purchaser shall pay to the Seller $5,000 or 50% of the Purchase Price by certified check, mailed via Overnight Mail. The remaining $5,000 ("Balance") to be paid by the Purchaser by August 30, 2007 or earlier, once the Purchaser determines that the website is fully functional ("up and running") and can accept orders over the internet. If the website requires further software enhancements or other work, excluding the costs of hosting the company and all required licenses and certificates, in order to be a fully functional website ready to receive orders over the internet, then these particular costs will be deducted from the $5,000 remaining balance and the net amount will be given to the Seller, after the website is fully functional or before August 30, 2007, whichever is earlier.

(b) At the Closing, Mr. David Ruppen, shall deliver to the Purchaser a certificate or certificates representing all the Shares outstanding (1 share) with all necessary stock transfer stamps, if any are required, affixed thereto, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever against delivery by the Purchaser of a check in the amount of the Purchase Price. The Seller will also deliver the website software, the entire inventory and transfer the domain name, www.avenuesouth.com to the Company or the

Purchaser and copies of the company's books and records and all corporate and payroll tax returns filed by the Seller, within 5 business days after the Closing Date. The Seller will resign as officer and director of the company at the date of this agreement and will no longer be able to initiate any corporate resolutions or transact any type of business on behalf of the company without the written permission of the Purchaser. The Seller can not issue additional shares of the Company's stock as of the date of this agreement.

3. Representations and Warranties of Seller. The Seller represents and warrants that:

(a) The Seller owns the Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Seller has sole control over the Shares or sole discretionary authority over any account in which they are held.

(b) The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

(c) The Seller has in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary.

(d) There are authorized a total of 10 shares of the Company. Once the Purchaser acquires the Shares from the Seller, the Purchaser will be the owner of 100% of the outstanding shares of the Company. No other person is the owner of any shares of the Company's common stock or any other interests in the Company, including any options, warrants, rights, etc.

(e) There are no lawsuits, claims, proceedings or investigations pending or, threatened by or against or affecting the Corporation or any of its properties, assets, operations or business. The Corporation is not in violation any law, order, ordinance, rule or regulation of any governmental authority.

(f) The Company/Seller is the holder of the URL www.avenuesouth.com., an e-commerce website created by Avenue South Inc. The Company owns or has the other right to use all of the intellectual property ("Intellectual Property") used in the conduct of the Company's business free and clear of all encumbrances. None of the Intellectual Property has been or is the subject of any pending adverse claim, or to the knowledge of Seller, any threatened litigation or claim of infringement. Neither the Company nor the Seller has granted any license in respect of any Intellectual Property.

(g) The Company is not indebted to any third party or related party in any amount whatsoever, including tax liabilities to the Federal and State taxing authorities as of the date of this agreement. Any corporate tax liabilities or other liabilities up to the date of the closing are to be paid by Mr. David Ruppen. The Company is not a party to any contract or agreement with a third party that requires it to provide goods or services to such third party or to obtain goods and services from any third party. All orders from customers are obtained from the internet and paid through credit cards. No such sales are pending as of the date hereof. The Company is not indebted to any suppliers as of the date hereof in any amounts.

(h) Other than David Ruppen and Mary Carol Ruppen, the Company does not have any employees

(i) All loans payable to Mr. David Ruppen and Mary Carol Ruppen ("Ruppens") from Avenue South Inc. will be converted to Capital (Stockholder's Equity) of Avenue South Inc. prior to the date of this agreement and at the date of this agreement, no loans or obligations of any nature from Avenue South Inc. will be payable to the Ruppens.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that:

(a) The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on him and is enforceable against him in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally).

(b) The Purchaser is acquiring the Shares initially for his own account (and not for the account of others) for investment.

(c) The Purchaser's sole shareholder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 (defined as individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). with sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares.

(d) Purchaser understands and has the financial capability of assuming the economic risk of an investment in the Shares for an indefinite period of time.

5. Indemnification. Except as hereinafter set forth, the Seller shall indemnify and hold harmless the Purchaser and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal,

accounting and other expenses, which may arise out of any misrepresentation or other breach or violation of this Agreement by the Seller or any liability relating to the Company that arises on or prior to the date hereof ("Indemnification Amount"). Purchaser must indemnify Seller same. Upon obtaining knowledge thereof, the party to be indemnified (the "Indemnified Party") shall promptly notify the party which is required to provide indemnification (the "Indemnifying Party") in writing of any damage, claim, loss, liability or expense which the Indemnified Party has determined has given rise or could give rise to a claim under this Section (such written notice being hereinafter referred to as a "Notice of Claim"). A Notice of Claim shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnifying Party may defend, in good faith and at its expense, any such claim or demand, and the Indemnified Party, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the Indemnified Party shall not settle or compromise such third party claim. If the Indemnifying Party does not so elect to defend any such third party claim, the Indemnified Party shall have no obligation to do so.

The Indemnification Amount for the Seller and Purchaser is limited to $10,000 unless there any liabilities of any nature that are owed by Avenue South Inc., at the date of this agreement, in which case the indemnification amount increases by the amount of these liabilities and will be paid or reimbursed to the Purchaser from the Seller, 30 days after the date these liabilities are presented to Avenue South Inc. for payment.

6. Survival. The Seller and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Shares pursuant to this Agreement. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall expire 6 months after the Closing Date. All representations and warranties expire after 6 months from the date of this agreement.

7. Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9. Governing Law. This Agreement shall in all respects be governed by the laws of the State of New York without giving effect to the principles of conflicts of law thereof. The Seller has the right to resolve any conflicts they may have in the State of North Carolina.

10. Entire Agreement. This Agreement constitutes the entire arrangement

between the parties with respect to the Shares and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

11. Waiver. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect at any other time.

12. Notices. Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given to the address of such party set forth on the signature page hereto (Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

13. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

14. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

DAVID F. RUPPEN Mary Carol Ruppen

/s/ David F Ruppen

/s/ Mary Carol Ruppen

Address: 109 South Fern Abbey Lane Cary, NC 27518

PURCHASER:

/s/ Irina Goldman

Avenue South Ltd.
Irina Goldman, President
Address: 5 Victory Road
Suffern NY 10901